As filed with the Securities and Exchange Commission on February 4, 2002.

                                                 Registration No. 333-________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                HESKA CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                            77-0192527
      -------------------------------      -------------------------------
      (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)             Identification No.)

           1613 Prospect Parkway
             Fort Collins, CO                           80525
      -------------------------------      -------------------------------
      (Address of Principal Executive                (Zip Code)
                 Offices)

                 1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                ROBERT B. GRIEVE
                      Chairman and Chief Executive Officer
                                Heska Corporation
                           1613 Prospect Parkway Drive
                             Fort Collins, CO 80525
                                 (970) 493-7272
-------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent of service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
     Title of                       maximum        maximum
    securities       Amount        offering       aggregate      Amount of
       to be          to be          price        offering     registration
    registered    registered(1)  per share(2)     price(1)          fee
   ------------   ------------   ------------   ------------   ------------
   Common Stock     1,500,000        $1.16       $1,740,000       $160.08

(1)  Calculated pursuant to General Instruction E on Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on February 1, 2002.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
 ------------------------------------------------------------------------------

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on August 21, 1997, File No. 333-34111, February 27, 1998, File No. 333-47124, February 11, 1999, File No. 333-72155, May 31, 2000,
File No. 333-38138 and February 7, 2001, File No. 333-55112 are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's latest Annual Report on Form 10-K (File No. 0-22427) for the fiscal year ended December 31, 2000 which contains the balance sheets of the Registrant as of December 31, 1999 and 2000 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, 1999 and 2000, together with the report thereon of Arthur Andersen LLP, independent public accountants.

     (2)  The Registrant's Definitive 14A Proxy Statement filed March 28, 2001.

     (3) The Registrant's Quarterly Reports on Form 10-Q (File No. 0-22427) for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     (4) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22427), filed on April 24, 1997.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

   Exhibit
   Number       Exhibit
   -----------  ---------

      5.1       Opinion regarding legality of securities to be offered.

     23.1       Consent of Independent Public Accountants.

     23.2       Consent  of Wilson Sonsini Goodrich & Rosati (included  in
                Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, Colorado, on February 4, 2002

                                   HESKA CORPORATION



                                   By /s/Robert B. Grieve
                                   -----------------------
                                   Robert B. Grieve
                                   Chairman and
                                   Chief Executive Officer
                                   (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert B. Grieve, Ronald L. Hendrick and A. Lynn DeGeorge, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Name                        Title                       Date

  /s/ Robert B. Grieve        Chairman and Chief          February 4, 2002
  -------------------------   Executive Officer
  Robert B. Grieve            (Principal Executive
                              Officer) and Director
  /s/ Ronald L. Hendrick
  -------------------------   Chief Financial Officer     February 4, 2002
  Ronald L. Hendrick          (Principal Financial and
                              Accounting Officer)

  /s/ William A. Aylesworth   Director                    February 4, 2002
  -------------------------
  William A. Aylesworth

  /s/ A. Barr Dolan           Director                    February 4, 2002
  -------------------------
  A. Barr Dolan

  /s/ G. Irwin Gordon         Director                    February 4, 2002
  -------------------------
  G. Irwin Gordon

  /s/ Lyle A. Hohnke          Director                    February 4, 2002
  -------------------------
  Lyle A. Hohnke

  s/ Lynnor B. Stevenson      Director                    February 4, 2002
  -------------------------
  Lynnor B. Stevenson,
  Ph.D.

  /s/ John F. Sasen, Sr.      Director                    February 4, 2002
  -------------------------
  John F. Sasen, Sr.

                                INDEX TO EXHIBITS
                                -----------------


     Exhibit
     Number       Exhibit
     -----------  ---------

         5.1 Opinion regarding legality of securities to be offered.

        23.1      Consent of Independent Public Accountants.

        23.2      Consent  of  Wilson  Sonsini  Goodrich  &   Rosati
                  (included in Exhibit 5.1).